Exhibit 99.2

Q2 2026 Earnings Presentation July 21, 2026

2 FORWARD-LOOKING STATEMENTS This presentation and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements regarding our strategic expansion into North Carolina; statements regarding our business, financial and operating results, including our deposit base and funding; the impact of changes in economic conditions, the interest rate environment, economic, fiscal or trade policy and the potential related impacts on our business and loan demand; management’s beliefs regarding our liquidity, capital resources, asset quality, CRE loan portfolio and our customer relationships; statements regarding our strategy, statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, and statements on the slides entitled “Highlights”, “The Next Phase – Harnessing Organic Power” and “2026 Financial Outlook”. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “seek to,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of Atlantic Union Bankshares Corporation (the “Company,” “AUB,” “we,” “us” or “our”) and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based on reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in: • market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios; • economic conditions, including inflation and recessionary conditions and their related impacts on economic growth and customer and client behavior; • U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; • volatility in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil, and the effects on the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital; • legislative or regulatory changes and requirements, including changes in federal state or local tax laws and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies; • the sufficiency of liquidity and changes in our capital position; • general economic and financial market conditions in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels, U.S. fiscal debt, budget and tax matters, U.S. government shutdowns, and slowdowns in economic growth; • the possibility that the anticipated benefits of our acquisition activity, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events; • potential adverse reactions or changes to business or employee relationships; • our ability to identify, recruit and retain key employees • monetary, fiscal and regulatory policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve; • the quality or composition of our loan or investment portfolios and changes in these portfolios; • demand for loan products and financial services in our market areas; • our ability to manage our growth or implement our growth strategy; • the effectiveness of expense reduction plans; • the introduction of new lines of business or new products and services; • real estate values in our lending area; • changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements; • an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors; • concentrations of loans secured by real estate, particularly commercial real estate; • the effectiveness of our credit processes and management of our credit risk; • our ability to compete in the market for financial services and increased competition from fintech companies; • technological risks and developments, and cyber threats, attacks, or events; • emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action or increase the risk of a cybersecurity attack or the probability that such an attack would be successful; • operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration; • the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on macroeconomic conditions, the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth; • performance by our counterparties or vendors; • deposit flows; • the availability of financing and the terms thereof; • the level of prepayments on loans and mortgage-backed securities; • actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences; • any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and • other factors, many of which are beyond our control. Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2025, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether because of new information, future events or otherwise, except as required by law.

3 ADDITIONAL INFORMATION Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are a supplement to GAAP, which is used to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in our analysis of our performance. Our management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods, show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance, or show the potential effects of accumulated other comprehensive income (or AOCI) or unrealized losses on securities on our capital. This presentation also includes certain projections of non-GAAP financial measures. Due to the inherent variability and difficulty associated with making accurate forecasts and projections of information that is excluded from these projected non-GAAP measures, and the fact that some of the excluded information is not currently ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable projected GAAP financial measures without unreasonable effort. Consequently, no disclosure of projected comparable GAAP measures is included, and no reconciliation of forward-looking non-GAAP financial information is included. Please see “Reconciliation of Non-GAAP Disclosures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure. No Offer or Solicitation This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Market and Industry Data Unless otherwise indicated, market data and certain industry forecast data used in this presentation were obtained from internal reports, where appropriate, as well as third party sources and other publicly available information. Data regarding the industries and markets in which the Company competes, its market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond the Company's control. In addition, assumptions and estimates of the Company and its industries' future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause future performance to differ materially from assumptions and estimates. About Atlantic Union Bankshares Corporation Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located in Virginia, Maryland, North Carolina and Washington, D.C. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; AUB Investments, Inc., which provides investment services; and Atlantic Union Capital Markets, Inc., which provides capital market services.

OUR COMPANY

Soundness | Profitability | Growth

Largest Regional Bank Headquartered in the Lower Mid-Atlantic

HIGHLIGHTS[1]

$38.1 Billion	$28.7 Billion	$30.5 Billion
Assets	Loans	Deposits

177	#1	$6.0 Billion
branches across **Virginia, North Carolina** and **Maryland** footprint	largest regional bank in lower **Mid-Atlantic, Maryland** and **Virginia**[2,3]	Market Capitalization

MID-ATLANTIC PRESENCE



Maryland
BALTIMORE
WASHINGTON
FREDERICKSBURG
STAUNTON
Virginia
CHARLOTTESVILLE
ROANOKE
RICHMOND
NORFOLK
VIRGINIA BEACH
GREENSBORO
RALEIGH
CHARLOTTE
North Carolina
WILMINGTON
Branch (177)
LPO (2)

Atlantic Union Bankshares

1. Assets, Loans, Deposits, and Branch Count are as of June 30, 2026. Market Cap as of July 20, 2026.
2. Based on deposit market share as of June 30, 2025. Regional market: Delaware, Maryland, New Jersey, Pennsylvania, Virginia, Washington, D.C., and West Virginia
3. Regional banks defined as U.S. Banks with <$100 Billion in assets

4

5 Dense, uniquely valuable presence across attractive markets FINANCIAL STRENGTH Solid balance sheet & capital levels PEER-LEADING PERFORMANCE Committed to top-tier financial performance ATTRACTIVE FINANCIAL PROFILE Solid dividend yield & payout ratio with earnings upside STRONG GROWTH POTENTIAL Organic & acquisition opportunities OUR SHAREHOLDER VALUE PROPOSITION Positioned for growth and long-term shareholder value creation as a preeminent regional bank with a leading presence in attractive markets LEADING REGIONAL PRESENCE

AUB Q2 2026 FINANCIAL RESULTS

1. For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measure in "Appendix - Reconciliation of Non-GAAP Disclosures” 7 HIGHLIGHTS Q2 2026 LOANS & DEPOSITS Quarterly average loan growth was approximately 6.0% annualized in Q2 2026 and quarterly loan growth increased approximately 10.4% annualized since the end of Q1 2026 Quarterly average deposit growth was approximately 2.4% annualized in Q2 2026 and quarterly deposit growth increased approximately 1.0% annualized since the end of Q1 2026 POSITIONING FOR LONG TERM Lending pipelines remain healthy and ended Q2 2026 higher than at the start of Q2 2026 Focused on generating positive operating leverage DIFFERENTIATED CLIENT EXPERIENCE Responsive, strong and capable alternative to large national banks, while competitive with and more capable than smaller banks CAPITALIZE ON STRATEGIC OPPORTUNITIES Focused on execution and organic growth opportunities Organic expansion in North Carolina FINANCIAL RATIOS Q2 2026 adjusted operating return on tangible common equity of 20.11%1 Q2 2026 adjusted operating return on assets of 1.47%1 Q2 2026 adjusted operating efficiency ratio (FTE) of 47.47%1 Q2 2026 adjusted operating earnings available to common shareholders of $0.94 ASSET QUALITY Q2 2026 annualized net charge-offs at 3 basis points of total average loans held for investment Allowance for Credit Loss as a percentage of loans held for investment of 1.15% Nonperforming Assets as a percentage of loans held for investment of 0.39% 7

Source: Most recent data available from S&P Global; Bureau of Economic Analysis, Bureau of Labor Statistics 8 OUR MARKETS # State Pop. (Millions) 1 California 39.4 2 Texas 32.0 3 Florida 24.0 4 New York 19.9 5 Pennsylvania 13.1 6 Illinois 12.7 7 Ohio 11.9 8 Georgia 11.3 # State HHI ($) 1 District of Columbia 117,508 2 Massachusetts 109,065 3 New Jersey 108,801 4 Maryland 107,134 5 New Hampshire 106,667 6 California 105,694 7 Washington 105,641 8 Hawaii 105,239 # State GDP ($Billions) 1 California 4,251 2 Texas 2,904 3 New York 2,468 4 Florida 1,835 5 Illinois 1,202 6 Pennsylvania 1,056 7 Ohio 967 8 Georgia 925 # State Pop. (Millions) 9 North Carolina 11.2 10 Michigan 10.2 11 New Jersey 9.6 12 Virginia 8.9 13 Washington 8.0 14 Arizona 7.7 15 Tennessee 7.3 18 Maryland 6.3 # State HHI ($) 9 Utah 103,211 10 Connecticut 102,592 11 Colorado 102,130 12 Virginia 99,769 13 Alaska 96,366 14 Minnesota 95,088 15 Rhode Island 93,626 37 North Carolina 79,045 # State GDP ($Billions) 9 Washington 895 10 North Carolina 894 11 New Jersey 887 12 Massachusetts 820 13 Virginia 798 14 Michigan 730 15 Arizona 598 18 Maryland 568 MEDIAN HOUSEHOLD INCOME ($) 2026 POPULATION ( M I LLI O N S ) 2025 CURRENT DOLLAR GDP ( $ B I LLI O N S ) UNEMPLOYMENT BY STATE # State May 2026 (%) 1 South Dakota 2.1 2 North Dakota 2.4 3 Hawaii 2.5 4 Vermont 2.6 5 Alabama 3.0 5 Nebraska 3.0 5 New Hampshire 3.0 8 Maine 3.1 # State May 2026 (%) 9 Iowa 3.2 10 Indiana 3.3 16 North Carolina 3.7 20 Virginia 3.8 31 Maryland 4.4 51 District of Columbia 6.1 National Rate 4.3

9 THE NEXT PHASE HARNESSING ORGANIC POWER With the franchise now established, our focus is on maximizing its potential: We Believe AUB Was Built For This Moment We have invested the capital, built the platform, and assembled the team. Now is the time to demonstrate the power of what we have built— delivering sustainable, top-tier performance and returns. Organic growth Deepening relationships, growing our company organically, and leveraging our scale efficiently. Capital generation Shifting from capital deployment to capital creation, targeting top tier returns, earnings growth, and tangible book value per share growth. Disciplined execution Delivering on the promises made to our stakeholders.

Q2 2026 FINANCIAL PERFORMANCE AT-A-GLANCE

SUMMARIZED INCOME STATEMENT

	2Q2026	1Q2026	$ Change	% Change
Net interest income	$325,118	$312,373	$12,745	4.1%
- Provision for credit losses	11,737	2,737	9,000	NM
+ Noninterest income	90,248	54,783	35,465	64.7%
- Noninterest expense	199,136	209,810	(10,674)	(5.1%)
- Income tax expense	43,480	32,444	11,036	34.0%
Net income (GAAP)	**$161,013**	**$122,165**	**$38,848**	**31.8%**
- Dividends on preferred stock	2,967	2,967	—	0.0%
Net income available to common shareholders (GAAP)	**$158,046**	**$119,198**	**$38,848**	**32.6%**
+ Merger-related costs, net of tax	—	6,956	(6,956)	(100.0%)
- Gain on sale of securities, net of tax	3	2	1	50.0%
- Gain on sale of equity interest in Bearing Insurance, net of tax	24,023	—	24,023	NM
Adjusted operating earnings available to common shareholders (non-GAAP)[1]	**$134,020**	**$126,152**	**$7,868**	**6.2%**

NM - Not Meaningful

EARNINGS METRICS

	2Q2026	1Q2026
Net Income available to common shareholders	$158,046	$119,198
Common EPS, diluted	$1.11	$0.84
ROE	12.60%	9.78%
ROTCE (non-GAAP)[1]	23.42%	18.63%
ROA	1.73%	1.33%
Efficiency ratio	47.94%	57.14%
Efficiency ratio (FTE)[1]	47.42%	56.45%
Net interest margin	3.89%	3.80%
Net interest margin (FTE)[1]	3.94%	3.85%

ADJUSTED OPERATING EARNINGS METRICS - NON-GAAP[1]

	2Q2026	1Q2026
Adjusted operating earnings available to common shareholders	$134,020	$126,152
Adjusted operating common EPS, diluted	$0.94	$0.89
Core net interest margin (FTE)	3.46%	3.45%
Adjusted operating ROA	1.47%	1.41%
Adjusted operating ROTCE	20.11%	19.62%
Adjusted operating efficiency ratio (FTE)	47.47%	49.86%
Adjusted operating PTPP earnings (FTE)	$188,437	$170,928

PTPP = Pre-tax Pre-provision

Q2 2026 HIGHLIGHTS

Reported net income available to common shareholders increased 32.6% from the prior quarter driven by:

- **An increase in noninterest income**, primarily driven by a $32.3 million pre-tax gain on the sale of equity interest in Bearing Insurance Group, LLC (“Bearing Insurance”);
- **Increase in net interest income**, primarily driven by higher interest income on loans held for investment (“LHFI”) and lower interest expense on long-term borrowing costs;
- **A decrease in noninterest expense**, primarily driven by a $9.0 million decrease in pre-tax merger-related costs;
- **Partially offset by an increase in provision for credit losses,** primarily driven by the reserve build associated with loan portfolio growth;
- **An increase in income tax expense** associated with higher pre-tax income.

Adjusted operating earnings available to common shareholders[1] increased 6.2% from the prior quarter primarily due to:

- **An increase in net interest income**, as described above;
- **An increase in adjusted noninterest income[1]**, primarily due to a $2.5 million increase in loan-related interest rate swap fees, and a $1.3 million increase in fiduciary and asset management fees, partially offset by a $2.8 million decrease in other operating income;
- **Partially offset by an increase in income tax expense**, as described above.

Atlantic Union Bankshares

1. For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in “Appendix – Reconciliation of Non-GAAP Disclosures”

Note: all tables presented dollars in thousands, except per share amounts

10

11 Data as of or for the twelve months ended each respective year, except for 2026 YTD which is as of the six months ended June 30, 2026 STRONG TRACK RECORD OF PERFORMANCE (GAAP) $3.26 $2.97 $2.53 $2.24 $2.03 $1.95 2021 2022 2023 2024 2025 2026 YTD 9.68% 9.51% 8.27% 7.04% 6.16% 11.20% 2021 2022 2023 2024 2025 2026 YTD 61.91% 57.46% 61.32% 62.09% 65.16% 52.26% 2021 2022 2023 2024 2025 2026 YTD 1.32% 1.18% 0.98% 0.88% 0.80% 1.53% 2021 2022 2023 2024 2025 2026 YTD EARNINGS PER SHARE, DILUTED AVAILABLE TO COMMON SHAREHOLDERS ($) RETURN ON EQUITY (ROE) (%) RETURN ON ASSETS (ROA) (%) EFFICIENCY RATIO (%)

12 STRONG TRACK RECORD OF PERFORMANCE (NON-GAAP) Data as of or for the twelve months ended each respective year, except 2026 YTD which is as of the six months ended June 30, 2026 (1) Non-GAAP financial measure; See reconciliation to most directly comparable GAAP measure in "Appendix -- Reconciliation of Non-GAAP Disclosures” ADJUSTED OPERATING EARNINGS PER SHARE AVAILABLE TO COMMON SHAREHOLDERS, DILUTED ($)(1) ADJUSTED OPERATING RETURN ON TANGIBLE COMMON EQUITY (ROTCE) (%)(1) ADJUSTED OPERATING RETURN ON ASSETS (ROA) (%)(1) ADJUSTED OPERATING EFFICIENCY RATIO (FTE)(%)(1) $3.53 $2.92 $2.95 $2.88 $3.44 $1.83 2021 2022 2023 2024 2025 2026 YTD 18.07% 17.06% 17.21% 16.85% 20.41% 19.86% 2021 2022 2023 2024 2025 2026 YTD 54.52% 54.68% 54.15% 53.31% 49.68% 48.64% 2021 2022 2023 2024 2025 2026 YTD 1.43% 1.16% 1.14% 1.11% 1.33% 1.44% 2021 2022 2023 2024 2025 2026 YTD

Q2 2026 ALLOWANCE FOR CREDIT LOSSES (ACL) AND PROVISION FOR CREDIT LOSSES

	ALLOWANCE FOR LOAN & LEASE LOSSES (ALLL)	RESERVE FOR UNFUNDED COMMITMENTS (RUC)	ALLOWANCE FOR CREDIT LOSSES
12/31/2025 Ending Balance % of loans	$295.1 million (1.06%)	$26.2 million (0.10%)	$321.3 million (1.16%)
Q1 2026 Activity	($4.0) million Decrease driven by portfolio mix changes.	+$4.6 million Increase primarily driven by higher construction and land development unfunded commitments.	+$0.6 million $2.2 million Provision for Credit Losses and $1.6 million net charge-offs.
03/31/2026 Ending Balance % of loans	$291.1 million (1.04%)	$30.8 million (0.11%)	$321.9 million (1.15%)
Q2 2026 Activity	**+$7.7 million** **Increase driven by loan growth.**	**+$1.4 million** **Increase driven by growth in unfunded commitments.**	**+$9.1 million** **$11.0 million Provision for Credit Losses and $2.0 million net charge-offs.**
06/30/2026 **Ending Balance % of loans**	**$298.8 million** **(1.04%)**	**$32.2 million** **(0.11%)**	**$331.0 million** **(1.15%)**

Q2 MACROECONOMIC FORECAST

MOODY'S JUNE 2026 BASELINE FORECAST:

- US GDP expected to average ~2.1% growth in 2026 and ~1.9% in 2027.
- The national unemployment rate expected to average ~4.4% in 2026 and ~4.6% 2027.

Q2 ACL CONSIDERATIONS

- Effective January 1, 2026, the Company made certain changes to its ACL methodology as part of the continued enhancement of its credit modeling practices, resulting in more dynamic and precise modeling that allows for more granularity in the monitoring of our credit losses.
- Utilizes a weighted Moody's forecast economic scenarios approach in the overall estimate.
- The increase in the allowance for credit losses reflects growth in both the ALLL and the RUC primarily driven by loan growth and higher unfunded commitments.
- The reasonable and supportable forecast period is 2 years; followed by reversion to the historical loss average over 2 years.

Atlantic Union Bankshares

Numbers may not foot due to rounding

13

Q2 2026 NET INTEREST MARGIN

MARGIN OVERVIEW

	Q2 2026	Q1 2026
Net interest margin (FTE)[1]	3.94%	3.85%
Loan yield (FTE)[1]	6.23%	6.14%
Investment yield (FTE)[1]	4.05%	4.08%
Earning asset yield (FTE)[1]	5.88%	5.79%
Cost of deposits	1.93%	1.90%
Cost of interest-bearing deposits	2.48%	2.45%
Cost of interest-bearing liabilities	2.59%	2.60%
Cost of funds	1.94%	1.94%

Presented on an FTE basis (non-GAAP)[1]

MARKET RATES[2]

	Q2 2026		Q1 2026	
	EOP	Avg	EOP	Avg
Fed funds	3.75%	3.75%	3.75%	3.75%
Prime	6.75%	6.75%	6.75%	6.75%
1-month SOFR	3.65%	3.64%	3.66%	3.67%
2-year Treasury	4.17%	3.97%	3.79%	3.58%
5-year Treasury	4.23%	4.09%	3.94%	3.77%
10- year Treasury	4.47%	4.41%	4.32%	4.19%

NET INTEREST MARGIN (FTE): DRIVERS OF CHANGE Q1 2026 TO Q2 2026



3.85%
2 bps
1 bps
- 2 bps
8 bps
3.94%
Q1 2026 Reported NIM
Core Loan Yield*
Earning Assets Mix
Core Deposits
Net Purchase Accounting Accretion
Q2 2026 Reported NIM

LOAN PORTFOLIO PRICING MIX

	Q2 2026
Fixed	46%
1-month SOFR	41%
Prime	8%
Other	5%
Total	**100%**

Approximately 19% of the total loan portfolio at 6/30/2026 have floors and all are above floors

* Core Loan yield includes Loan Fees and Loan Swaps

1. For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

Numbers may not foot due to rounding

2. Source Bloomberg

Atlantic Union Bankshares

14

Q2 2026 NONINTEREST INCOME

($ THOUSANDS)	2Q2026	1Q2026	$ Change	% Change
Service charges on deposit accounts	$12,259	$12,116	$143	1.2%
Other service charges, commissions and fees	2,286	1,938	348	18.0%
Interchange fees	3,750	3,326	424	12.7%
Fiduciary and asset management fees	21,460	20,178	1,282	6.4%
Mortgage banking income	2,656	2,026	630	31.1%
Bank owned life insurance income	5,734	5,200	534	10.3%
Loan-related interest rate swap fees	6,484	3,975	2,509	63.1%
Other operating income	35,619	6,024	29,595	NM
Total noninterest income	**$90,248**	**$54,783**	**$35,465**	**64.7%**
Less: Gain on sale of securities	4	2	2	100.0%
Less: Gain on sale of equity interest in Bearing Insurance	32,350	—	32,350	NM
Total adjusted operating noninterest income (non-GAAP)[1]	**$57,894**	**$54,781**	**$3,113**	**5.7%**

NM - Not Meaningful

Noninterest income increased approximately 65% in the second quarter of 2026 compared to the first quarter of 2026 primarily due to:

- A $32.3 million pre-tax gain on the sale of equity interest in Bearing Insurance, included within other operating income.

Adjusted operating noninterest income[1] increased approximately 5.7% in the second quarter of 2026 compared to the first quarter of 2026 primarily due to:

- A $2.5 million increase in loan-related interest rate swap fees due to an increase in transaction volumes;
- A $1.3 million increase in fiduciary and asset management fees, primarily due to an increase in assets under management;
- Partially offset by a $2.8 million decrease in other operating income, primarily due to a decrease in equity method investment income, reflecting the impact of the Bearing Insurance equity interest sale and mark-to-market valuation losses on certain investments.

Atlantic Union Bankshares

1. For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

15

Q2 2026 NONINTEREST EXPENSE

($ THOUSANDS)	2Q2026	1Q2026	$ Change	% Change
Salaries and benefits	$112,309	$113,413	($1,104)	(1.0%)
Occupancy expenses	12,862	13,202	(340)	(2.6%)
Furniture and equipment expenses	5,532	5,555	(23)	(0.4%)
Technology and data processing	16,016	15,602	414	2.7%
Professional services	6,154	5,768	386	6.7%
Marketing and advertising expense	5,479	7,328	(1,849)	(25.2%)
FDIC assessment premiums and other insurance	6,633	6,846	(213)	(3.1%)
Franchise and other taxes	4,675	4,705	(30)	(0.6%)
Loan-related expenses	2,723	2,851	(128)	(4.5%)
Amortization of intangible assets	15,136	15,446	(310)	(2.0%)
Merger-related costs	—	9,034	(9,034)	(100.0%)
Other expenses	11,617	10,060	1,557	15.5%
Total noninterest expenses	**$199,136**	**$209,810**	**($10,674)**	**(5.1%)**
Less: Amortization of intangible assets	15,136	15,446	(310)	(2.0%)
Less: Merger-related costs	—	9,034	(9,034)	(100.0%)
Total adjusted operating noninterest expense (non-GAAP)[1]	**$184,000**	**$185,330**	**($1,330)**	**(0.7%)**

Noninterest expense decreased approximately 5% in the second quarter of 2026 compared to the first quarter of 2026 primarily due to:

- A $9.0 million decrease in pre-tax merger-related costs.

Adjusted operating noninterest expense[1] decreased approximately 0.7% in the second quarter of 2026 compared to the first quarter of 2026 primarily due to:

- A $1.8 million decrease in marketing and advertising expense;
- A $1.1 million decrease in salaries and benefits expense, primarily due to a seasonal decrease in payroll taxes and 401(k) contribution expenses;
- Partially offset by a $1.6 million increase in other expenses.

Atlantic Union Bankshares

1. For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

16

Q2 2026 LOAN AND DEPOSITS

LOANS

($ THOUSANDS)		2Q2026		1Q2026	QTD ANNUALIZED % CHANGE
Commercial real estate - non-owner occupied	$	7,303,555	$	7,212,035	5.1%
Commercial real estate - owner occupied		4,308,292		4,319,847	(1.1%)
Construction and land development		1,859,217		1,748,413	25.4%
Multifamily real estate		2,429,355		2,321,504	18.6%
Residential 1-4 Family - Commercial		1,008,438		1,053,303	(17.1%)
Total Commercial Real Estate (CRE)		16,908,857		16,655,102	6.1%
Commercial & Industrial		5,628,880		5,384,856	18.2%
Other Commercial		1,649,952		1,543,573	27.6%
Total Commercial & Industrial		7,278,832		6,928,429	20.3%
Total Commercial Loans	**$**	**24,187,689**	**$**	**23,583,531**	**10.3%**
Residential 1-4 Family - Consumer		2,930,665		2,839,216	12.9%
Residential 1-4 Family - Revolving		1,312,531		1,257,079	17.7%
Auto[(1)]		131,477		156,843	(64.9%)
Consumer		110,909		109,755	4.2%
Total Consumer Loans	**$**	**4,485,582**	**$**	**4,362,893**	**11.3%**
Total Loans Held for Investment (LHFI) (net of unearned income)	**$**	**28,673,271**	**$**	**27,946,424**	**10.4%**
Average Loan Yield (FTE)		**6.23%**		**6.14%**	

DEPOSITS

($ THOUSANDS)		2Q2026		1Q2026	QTD ANNUALIZED % CHANGE
Interest checking accounts	$	7,812,504	$	7,515,409	15.9%
Money market accounts		6,821,997		6,985,315	(9.4%)
Savings accounts		2,567,073		2,691,144	(18.5%)
Customer time deposits of more than $250,000		1,876,425		1,767,455	24.7%
Customer time deposits of $250,000 or less		4,104,769		3,977,869	12.8%
Time deposits		5,981,194		5,745,324	16.5%
Total interest-bearing customer deposits		23,182,768		22,937,192	4.3%
Brokered deposits		557,751		610,338	(34.6%)
Total interest-bearing deposits		23,740,519		23,547,530	3.3%
Demand deposits		6,727,738		6,843,726	(6.8%)
Total Deposits	**$**	**30,468,257**	**$**	**30,391,256**	**1.0%**
Average Cost of Deposits		**1.93%**		**1.90%**	
Loan to Deposit Ratio		**94.1%**		**92.0%**	

- **At June 30, 2026, LHFI totaled $28.7 billion**, an increase of $726.8 million from the prior quarter primarily due to increases in commercial and industrial and construction and land development loan portfolios.
  - Average loan yields (FTE)[2] increased 9 basis point to 6.23%, due to higher loan yields and loan accretion income.
- **At June 30, 2026, total deposits were $30.5 billion**, an increase of $77.0 million from the prior quarter due to an increase in interest-bearing customer deposits, partially offset by a decrease in demand deposits.
  - Noninterest-bearing demand deposits accounted for 22% of total deposit balances at the end of the second quarter of 2026, down from 23% in the prior quarter.
  - The average cost of deposits increased by 3 basis points compared to the prior quarter, resulting from an increase in interest-bearing deposits.
- **At June 30, 2026, the loan to deposit ratio was 94.1%,** up from 92.0% in the prior quarter.

Atlantic Union Bankshares

(1) Auto portfolio is in run-off mode.
(2) For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

17

STRONG CAPITAL POSITION

At June 30, 2026

CAPITAL RATIO	REGULATORY WELL CAPITALIZED MINIMUMS	REPORTED		PRO FORMA INCLUDING AOCI & HTM UNREALIZED LOSSES	
		ATLANTIC UNION BANKSHARES	ATLANTIC UNION BANK	ATLANTIC UNION BANKSHARES	ATLANTIC UNION BANK
Common Equity Tier 1 Ratio (CET1)	6.5%	10.4%	13.0%	9.4%	12.0%
Tier 1 Capital Ratio	8.0%	10.9%	13.0%	10.0%	12.0%
Total Risk Based Capital Ratio	10.0%	14.1%	14.0%	13.2%	13.0%
Leverage Ratio	5.0%	9.6%	11.4%	8.8%	10.6%
Tangible Equity to Tangible Assets (non-GAAP)[1]	-	8.6%	10.4%	8.6%	10.3%
Tangible Common Equity Ratio (non-GAAP)[1]	-	8.2%	10.4%	8.1%	10.3%

		As of 6/30/2026	As of 3/31/2026	% Change
Tangible Book Value per share (non-GAAP)[1]	-	$20.77	$19.93	4.2%

QUARTERLY ROLL FORWARD	COMMON EQUITY TIER 1 RATIO	TANGIBLE COMMON EQUITY RATIO	TANGIBLE BOOK VALUE PER SHARE
3/31/26	**10.21%**	**8.03%**	**$19.93**
Pre-Provision Net Income	0.47%	0.41%	1.01
One-Time impacts (Bearing Insurance)	0.08%	0.07%	0.17
After Tax Provision	(0.03%)	(0.03%)	(0.06)
Common Dividend	(0.17%)	(0.15%)	(0.37)
Common Share Repurchases	(0.03%)	(0.03%)	(0.05)
AOCI	0.00%	0.00%	0.01
Goodwill & Intangibles	0.08%	0.04%	0.11
Deferred Taxes and Other	0.07%	0.01%	0.03
Asset Growth	(0.25%)	(0.19%)	0.00
6/30/26	**10.41%**	**8.17%**	**$20.77**
AOCI Total Impact	---	0.77%	1.95
6/30/26 ex. AOCI	10.41%	8.94%	$22.72

CAPITAL MANAGEMENT STRATEGY

ATLANTIC UNION CAPITAL MANAGEMENT OBJECTIVES ARE TO:

- Maintain designation as a "well capitalized" institution.
- Ensure capital levels are commensurate with the Company's risk profile, capital stress test projections, and strategic plan objectives.

THE COMPANY'S CAPITAL RATIOS ARE WELL ABOVE REGULATORY WELL CAPITALIZED LEVELS AS OF JUNE 30, 2026

- On a pro forma standalone basis, the Company and the Bank would be well capitalized if unrealized losses on securities were realized at June 30, 2026.

CAPITAL MANAGEMENT ACTIONS

During the second quarter of 2026, the Company:

- Paid a common stock dividend of 37 cents per share, which was the same as the first quarter of 2026, and an increase of 8.8% from the second quarter of 2025 dividend amount.
- Paid dividends of $171.88 per outstanding share of Series A Preferred Stock
- Repurchased $10.0 million of common stock at an average price of $37.76

Atlantic Union Bankshares

1. For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"
- Capital information presented herein is based on estimates and subject to change pending the Company's filing of its regulatory reports
- Figures may not foot due to rounding

18

19 2026 FINANCIAL OUTLOOK 1. Information on this slide is presented as of July 21, 2026, reflects the Company’s updated financial outlook, certain of the Company’s financial targets, and key economic and other assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The 2026 financial outlook, the Company’s financial targets and the key economic assumptions contain forward-looking statements. These statements are based on current beliefs and expectations of our management and are subject to significant risks and uncertainties, including, but not limited to, volatility and uncertainty in the macro economic environment, changes in federal and state governmental policies, the imposition or expansion of tariffs, sustained inflationary pressures, macroeconomic conditions, and geopolitical instability. As a result, actual results or conditions may differ materially. See the information set forth below the heading “Forward-Looking Statements” on slide 2 of this presentation. 2. Refer to “Additional Information” slide and Appendix for non-GAAP disclosures. FULL YEAR 2026 OUTLOOK 1 Loans (end of period) $29.0 – 30.0 billion Deposits (end of period) $31.0 – 32.0 billion Credit Outlook ACL to loans: ~115 – 120 bps Net charge-off ratio: ~5 – 10 bps Net Interest Income (FTE) 2 ~$1.32 - $1.33 billion Net Interest Margin (FTE) 2 ~3.90% - 3.95% Noninterest Income ~$220 - $230MM Adjusted Operating Noninterest Expense2 (excludes amortization of intangible assets) ~$742- $752MM Amortization of intangible assets ~$60MM Tangible Book Value Growth Per Share ~12% growth • The Federal Reserve Bank raises the fed funds rate 25 basis points in September 2026 and term rates remain stable • Assumes moderate GDP growth and a stable economy in AUB’s branch footprint • Expect Virginia, Maryland, and North Carolina unemployment rate to rise but remain at or below the national unemployment rate in 2026 • Assumes continued repurchases of common stock in second half of the year KEY ASSUMPTIONS1

Q2 2026 APPENDIX

21 AUB DIVERSIFIED AND GRANULAR LOAN PORTFOLIO Figures may not total to 100% due to rounding Duration and Weighted Average Yield Data is as of or for the three months ended June 30, 2026 Commercial defined as C&I plus owner-occupied commercial real estate and other commercial 1. For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix - Reconciliation of Non-GAAP Disclosures" Duration Q2 2025 Weighted Average Yield (Tax Equivalent) C&D 6.5% Owner Occupied CRE 15.0% C&I 19.6% Other Commercial 5.8% Commercial 1-4 Family 3.5% Non-Owner Occupied CRE 25.5% Multifamily RE 8.5% Consumer 1-4 Family 10.2% Residential 1-4 family - Revolving 4.6% Auto 0.5% Consumer 0.4% TOTAL LOAN PORTFOLIO $28.7 BILLION At June 30,2026 LOAN PORTFOLIO CHARACTERISTICS 1.3 years Duration 40% Commercial 6.23% Q2 2026 Weighted Average Yield (Tax Equivalent)1

22 Total Non-Owner Occupied CRE 25.5% Owner Occupied CRE 15.0% Construction and Land Development 6.5% Multifamily Real Estate 8.5% Residential 1-4 Family - Commercial 3.5% Other Commercial (Farmland) 0.1% All Other Loans 40.9% AUB CRE PORTFOLIO At June 30, 2026 CRE BY CLASS Total Outstandings % of Total Portfolio Hotel/Motel B&B $1,230 4.3% Industrial/Warehouse $1,290 4.5% Office $1,478 5.2% Retail $1,844 6.4% Self Storage $715 2.5% Senior Living $120 0.4% Other $627 2.2% Total Non-Owner Occupied CRE $7,304 25.5% Owner Occupied CRE $4,308 15.0% Construction and Land Development $1,859 6.5% Multifamily Real Estate $2,429 8.5% Residential 1-4 Family - Commercial $1,008 3.5% Other Commercial (Farmland) $42 0.1% Total CRE $16,951 59.1% $28.7B Total Loans 274% CRE Concentration Ratio1 1. CRE concentration as a percentage of total capital; Loan balances used are as defined in the Call Report instructions. Figures may not foot due to rounding. ( $ M I LLI O N S ) ( $ M I LLI O N S )

23 At June 30, 2026 Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Office Portfolio Figures may not foot due to rounding. NON-OWNER OCCUPIED OFFICE CRE PORTFOLIO NON-OWNER OCCUPIED OFFICE GEOGRAPHICALLY DIVERSE NON-OWNER OCCUPIED OFFICE PORTFOLIO PORTFOLIO CREDIT QUALITY * DC, Montgomery County, Prince George’s County, Fairfax County, Fairfax City, Falls Church City, Arlington County, Alexandria City ( $ M I LLI O N S ) Carolinas $326 Western VA $154 Fredericksburg Area $163 Central VA $100 Coastal VA/NC $61 Baltimore $127 DC Metro $436 Other Maryland $50 Eastern VA $26 Other $36 Total $1,478 BY MARKET DC METRO SUBMARKET* KEY PORTFOLIO METRICS Avg. Office Loan ($ thousands) $2,223 Median Office Loan ($ thousands) $744 Loan Loss Reserve / Office Loans 1.58% NCOs / Office Loans1 (0.02%) Delinquencies / Office Loans 0.40% NPL / Office Loans 0.20% Criticized Loans / Office Loans 8.88% District of Columbia $60 Suburban Maryland $180 Suburban Virginia $196 Total $436

24 MULTIFAMILY CRE PORTFOLIO 1. Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Multifamily Portfolio Figures may not foot due to rounding. Carolinas $768 Western VA $255 Fredericksburg Area $87 Central VA $291 Coastal VA/NC $220 Baltimore $133 DC Metro $368 Other Maryland $11 Eastern VA $39 Other $259 Total $2,429 At June 30, 2026 * DC, Montgomery County, Prince George’s County, Fairfax County, Fairfax City, Falls Church City, Arlington County, Alexandria City MULTIFAMILY PORTFOLIO GEOGRAPHICALLY DIVERSE MULTIFAMILY PORTFOLIO CREDIT QUALITY ( $ M I LLI O N S ) Avg. Multifamily Loan ($ thousands) $3,715 Median Multifamily Loan ($ thousands) $888 Loan Loss Reserve / Multifamily Loans 1.34% NCOs / Multifamily Loans1 0.00% Delinquencies / Multifamily Loans 1.19% NPL / Multifamily Loans 0.96% Criticized Loans / Multifamily Loans 12.57% District of Columbia $251 Suburban Maryland $108 Suburban Virginia $9 Total $368 BY MARKET DC METRO SUBMARKET* KEY PORTFOLIO METRICS

25 OVERVIEW OF GOVERNMENT-RELATED LOAN PORTFOLIO EXPOSURES $776.4 million 1.00% $3.6 million Total Amount of Loans Loan Loss Reserve/ Gov Con Loans Avg. Loan Size 0.00% 0.0% 8.84% Non-Performing Loans Net Charge-Offs1 Criticized Loans/ Gov Con Loans 1. Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Government Contracting Portfolio • Government Contracting team has managed through government shutdowns and sequestrations in the past. • Focus on national security agency and defense industry contractors. • Active monitoring of all published notices of contract terminations or stop work orders. KEY METRICS OF GOVERNMENT CONTRACTING PORTFOLIO As of June 30, 2026

AUB NON-DEPOSITORY FINANCIAL INSTITUTION ("NDFI")/PRIVATE CREDIT PORTFOLIO

At June 30, 2026

NDFI/PRIVATE CREDIT PORTFOLIO

$ IN MILLIONS



$20.7
$78.3
Total of $253.2
$154.2

NDFI/PRIVATE CREDIT LOAN TYPES

Loans to mortgage credit intermediaries

Institutional CRE, Residential Mortgage Warehouse, Mortgage Servicing Rights ("MSR")

Loans to business credit intermediaries

Wholesale Lender Finance, Business Development Companies

Other loans to non-depository financial institutions

All Other (e.g. insurance, broker/dealer)

Loans to consumer credit intermediaries[1]

Consumer Lender Finance

PORTFOLIO CHARACTERISTICS

- Comprised primarily of facilities that help fund private equity group lending to businesses
- The Company's exposure consists of granular downstream credits held as collateral with each facility controlled with specific conservative advance rates and concentration percentages
- The Company has had no NDFI charge-offs or past due loans in the preceding four quarters
- All NDFI loans are included in the Other Commercial (Other) loan class

KEY PORTFOLIO METRICS	
NDFI Loan Loss Reserve / Total NDFI Loans	0.86%
NDFI Loans/ Total Loans	0.88%
Average NDFI Loan Size	$2.2 million

Atlantic Union Bankshares

[1] As of June 30, 2026, there were no outstanding balances related to loans to consumer credit intermediaries

26

27 ATTRACTIVE CORE DEPOSIT BASE Cost of deposit data is as of and for the three months ended June 30, 2026, figures may not foot due to rounding 1. Core deposits defined as total deposits less jumbo time deposits and brokered deposits Non-Interest Bearing 22% Interest Checking 26% Money Market 22% Retail Time 13% Jumbo Time 6% Brokered 2% Savings 8% DEPOSIT BASE CHARACTERISTICS DEPOSIT COMPOSITION AT JUNE 30, 2026 — $30.5 BILLION 92% core deposits1 48% transactional accounts 1.93% Q2 2026 cost of deposits

28 GRANULAR DEPOSIT BASE CUSTOMER DEPOSIT GRANULARITY PERIOD END UNINSURED & UNCOLLATERALIZED DEPOSITS AS A PERCENTAGE OF TOTAL DEPOSITS ( $ M I LLI O N S ) $22,000 $22,000 $22,000 $105,000 $118,000 $120,000 $2,100 $2,600 $2,500 $7,400 $8,000 $8,100 Q2 2025 Q1 2026 Q2 2026 Retail Avg. Deposits Acct Size Business Avg. Deposits Acct Size Retail Accounts - Median Business Accounts - Median 32% 32% 31% 32% 33% $9,907 $9,802 $9,551 $9,608 $9,915 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026

29 Cash and Cash Equivalents (unrestricted) $969 Unencumbered Securities $1,790 FHLB Borrowing Capacity $4,988 Fed Funds Lines $1,392 Discount Window $1,653 Secondary Sources* $2,514 AUB LIQUIDITY POSITION * Includes brokered deposits and other sources of liquidity Figures may not foot due to rounding Liquidity Sources Total $13.3 billion At June 30, 2026 TOTAL LIQUIDITY SOURCES OF $13.3 BILLION ~134% Liquidity Coverage Ratio of Uninsured/Uncollateralized Deposits of $9.9 billion ($ MILLIONS)

30 SECURITIES PORTFOLIO • Total securities portfolio of $4.7 billion with a total net unrealized losses of $346.2 million – 83% of total portfolio book value in available-for-sale (“AFS”) with net unrealized losses of $317 million – 17% of total portfolio book value designated as held-to-maturity with net unrealized losses of $29 million – 14% floating rate versus 86% fixed rate • Total effective duration of approximately 4.0 years. Securities portfolio is used defensively to neutralize overall asset sensitive interest rate risk profile • ~27% municipals, ~71% treasuries, agency MBS/CMOs and ~2% corporates and other investments • Securities to total assets of 12.4% as of June 30, 2026, down from 13.1% as of March 31, 2026 $4,636 $4,882 $4,738 2Q 2025 1Q 2026 2Q 2026 4.15% Yield 4.08% Yield 4.05% Yield INVESTMENT SECURITIES BALANCES Total AFS (fair value) and HTM (carrying value) At June 30, 2026 ( $ M I L L I O N S )

31 RECONCILIATION OF NON-GAAP DISCLOSURES We have provided supplemental performance measures determined by methods other than in accordance with GAAP. These non-GAAP financial measures are a supplement to GAAP, which we use to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in our analysis of our performance. Management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance the comparability of our results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance or show the potential effects of accumulated other comprehensive income or unrealized losses on held to maturity securities on our capital. Due to the impact of completing the Sandy Spring acquisition in the second quarter of 2025 and the acquisition of American National Bankshares in the second quarter of 2024, we updated our non-GAAP operating measures beginning in the second quarter of 2025 to exclude the CECL Day 1 non-PCD loans and RUC provision expense. The CECL Day 1 non-PCD loans and RUC provision expense is comprised of the initial provision expense on non-PCD loans, which represents the CECL “double count” of the non-PCD credit mark, and the additional provision for unfunded commitments. The Company does not view the CECL Day 1 non-PCD loans and RUC provision expense as organic costs to run the Company’s business and believes this updated presentation provides investors with additional information to assist in period-to-period and company-to-company comparisons of operating performance, which will aid investors in analyzing the Company’s performance. Prior period non-GAAP operating measures presented in this presentation have been recast to conform to this updated presentation.

32 RECONCILIATION OF NON-GAAP DISCLOSURES Adjusted operating measures exclude, as applicable, merger-related costs, gain on sale of equity interest in Bearing Insurance, and gain on sale of securities. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger-related costs, gain on sale of securities, and gain on sale of equity interest in Bearing Insurance. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations. ADJUSTED OPERATING EARNINGS AND EFFICIENCY RATIO (Dollars in thousands, except per share amounts) For the three months ended June 30, 2026 March 31, 2026 Operating Measures Net Income (GAAP) $ 161,013 $ 122,165 Plus: Merger-related costs, net of tax — 6,956 Less: Gain on sale of equity interest in Bearing Insurance, net of tax 24,023 — Less: Gain on sale of securities, net of tax 3 2 Adjusted operating earnings (non-GAAP) $ 136,987 $ 129,119 Less: Dividends on preferred stock 2,967 2,967 Adjusted operating earnings available to common shareholders (non-GAAP) $ 134,020 $ 126,152 Weighted average common shares outstanding, diluted 142,320,806 142,280,978 EPS available to common shareholders, diluted (GAAP) $ 1.11 $ 0.84 Adjusted operating EPS available to common shareholders (non-GAAP) $ 0.94 $ 0.89 Operating Efficiency Ratio Noninterest expense (GAAP) $ 199,136 $ 209,810 Less: Amortization of intangible assets 15,136 15,446 Less: Merger-related costs — 9,034 Adjusted operating noninterest expense (non-GAAP) $ 184,000 $ 185,330 Noninterest income (GAAP) $ 90,248 $ 54,783 Less: Gain on sale of securities 4 2 Less: Gain on sale of equity interest in Bearing Insurance 32,350 — Adjusted operating noninterest income (non-GAAP) $ 57,894 $ 54,781 Net interest income (GAAP) $ 325,118 $ 312,373 Noninterest income (GAAP) 90,248 54,783 Total revenue (GAAP) $ 415,366 $ 367,156 Net interest income (FTE) (non-GAAP) $ 329,679 $ 316,923 Adjusted operating noninterest income (non-GAAP) 57,894 54,781 Total adjusted revenue (FTE) (non-GAAP) $ 387,573 $ 371,704 Efficiency ratio (GAAP) 47.94% 57.14% Efficiency ratio FTE (non-GAAP) 47.42% 56.45% Adjusted operating efficiency ratio (FTE) (non-GAAP) 47.47% 49.86%

RECONCILIATION OF NON-GAAP DISCLOSURES

Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessments, legal reserves associated with our previously disclosed settlement with the Consumer Financial Protection Bureau ("CFPB"), strategic cost savings initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), strategic branch closing and related facility consolidation costs (principally composed of real estate, leases and other asset write downs, as well as severance and expense reduction initiatives), the net loss related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment, and charges for exiting certain leases), deferred tax asset write-down, CECL Day 1 non-Purchased Credit Deteriorated ("PCD") loans and RUC provision expense, gain (loss) on sale of securities, gain on sale-leaseback transaction, gain on CRE loan sale, gain on sale of Dixon, Hubard, Feinour & Brown, Inc. ("DHFB"), gain on sale of equity interest in Cary Street Partners ("CSP"), gain on sale of equity interest in Bearing Insurance, and gain on the sale of Visa, Inc. Class B common stock. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company's operations.

ADJUSTED OPERATING EARNINGS & FINANCIAL METRICS

	For the six months ended	For the years ended				
(Dollars in thousands, except outstanding share and per share amounts)	June 30, 2026	2025	2024	2023	2022	2021
Operating Measures						
Net Income (GAAP)	$ 283,179	$ 273,715	$ 209,131	$ 201,818	$ 234,510	$ 263,917
Plus: Merger-related costs, net of tax	6,956	124,590	33,476	2,850	—	—
Plus: FDIC special assessment, net of tax	—	—	664	2,656	—	—
Plus: Legal reserve, net of tax	—	—	—	6,809	—	—
Plus: Strategic cost saving initiatives, net of tax	—	—	—	9,959	—	—
Plus: Strategic branch closing and facility consolidation costs, net of tax	—	—	—	—	4,351	13,775
Plus: Net loss related to balance sheet repositioning, net of tax	—	—	—	—	—	11,609
Plus: Deferred tax asset write-down	—	—	4,774	—	—	—
Plus: CECL Day 1 non-PCD loans and RUC provision expense, net of tax	—	77,742	11,520	—	—	—
Less: Gain (loss) on sale of securities, net of tax	5	(62)	(5,129)	(32,381)	(2)	69
Less: Gain on sale-leaseback transaction, net of tax	—	—	—	23,367	—	—
Less: Gain on CRE loan sale, net of tax	—	8,405	—	—	—	—
Less: Gain on sale of DHFB, net of tax	—	—	—	—	7,984	—
Less: Gain on sale of equity interest in CSP, net of tax	—	10,994	—	—	—	—
Less: Gain on sale of equity interest in Bearing Insurance, net of tax	24,023	—	—	—	—	—
Less: Gain on Visa, Inc. Class B common stock, net of tax	—	—	—	—	—	4,058
Adjusted operating earnings (non-GAAP)	$ 266,107	$ 456,710	$ 264,694	$ 233,106	$ 230,879	$ 285,174
Less: Dividends on preferred stock	5,934	11,868	11,868	11,868	11,868	11,868
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 260,173	$ 444,842	$ 252,826	$ 221,238	$ 219,011	$ 273,306
Earnings per share (EPS)						
Weighted average common shares outstanding, diluted	142,301,002	129,161,421	87,909,237	74,962,363	74,953,398	77,417,801
EPS available to common shareholders, diluted (GAAP)	$ 1.95	$ 2.03	$ 2.24	$ 2.53	$ 2.97	$ 3.26
Adjusted operating EPS available to common shareholders, diluted (non-GAAP)	$ 1.83	$ 3.44	$ 2.88	$ 2.95	$ 2.92	$ 3.53

Atlantic Union Bankshares

33

RECONCILIATION OF NON-GAAP DISCLOSURES

The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), merger-related costs, FDIC special assessments, strategic cost savings initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), legal reserves associated with our previously disclosed settlement with the CFPB, strategic branch closing and facility consolidation costs (principally composed of real estate, leases and other asset write downs, as well as severance and expense reduction initiatives), gain (loss) on sale of securities, gain on sale-leaseback transaction, gain on sale of DHFB, gain on CRE loan sale, gain on sale of equity interest in CSP, gain on sale of equity interest in Bearing Insurance, and gain on sale of Visa, Inc. Class B common stock. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company's operations.

ADJUSTED OPERATING EFFICIENCY RATIO

	For the six months ended	For the years ended				
(Dollars in thousands)	June 30, 2026	2025	2024	2023	2022	2021
Operating Efficiency Ratio						
Noninterest expense (GAAP)	$ 408,946	$ 895,570	$ 507,534	$ 430,371	$ 403,802	$ 419,195
Less: Amortization of intangible assets	30,582	59,668	19,307	8,781	10,815	13,904
Less: Losses related to balance sheet repositioning	—	—	—	—	—	14,695
Less: Merger-related costs	9,034	157,278	40,018	2,995	—	—
Less: FDIC special assessment	—	—	840	3,362	—	—
Less: Strategic cost saving initiatives	—	—	—	12,607	—	—
Less: Legal reserve	—	—	—	8,300	—	—
Less: Strategic branch closing and facility consolidation costs	—	—	—	—	5,508	17,437
Adjusted operating noninterest expense (non-GAAP)	**$ 369,330**	**$ 678,624**	**$ 447,369**	**$ 394,326**	**$ 387,479**	**$ 373,159**
Noninterest income (GAAP)	$ 145,031	$ 219,436	$ 118,878	$ 90,877	$ 118,523	$ 125,806
Less: Gain (loss) on sale of securities	6	(81)	(6,493)	(40,989)	(3)	87
Less: Gain on sale-leaseback transaction	—	—	—	29,579	—	—
Less: Gain on sale of DHFB	—	—	—	—	9,082	—
Less: Gain on CRE loan sale	—	10,915	—	—	—	—
Less: Gain on sale of equity interest in CSP	—	14,757	—	—	—	—
Less: Gain on sale of equity interest in Bearing Insurance	32,350	—	—	—	—	—
Less: Gain on Visa, Inc. Class B common stock	—	—	—	—	—	5,137
Adjusted operating noninterest income (non-GAAP)	**$ 112,675**	**$ 193,845**	**$ 125,371**	**$ 102,287**	**$ 109,444**	**$ 120,582**
Net interest income (GAAP)	$ 637,491	$ 1,154,913	$ 698,539	$ 611,013	$ 584,261	$ 551,260
Noninterest income (GAAP)	145,031	219,436	118,878	90,877	118,523	125,806
Total revenue (GAAP)	**$ 782,522**	**$ 1,374,349**	**$ 817,417**	**$ 701,890**	**$ 702,784**	**$ 677,066**
Net interest income (FTE) (non-GAAP)	$ 646,601	$ 1,172,074	$ 713,765	$ 625,923	$ 599,134	$ 563,851
Adjusted operating noninterest income (non-GAAP)	112,675	193,845	125,371	102,287	109,444	120,582
Total adjusted revenue (FTE) (non-GAAP)	**$ 759,276**	**$ 1,365,919**	**$ 839,136**	**$ 728,210**	**$ 708,578**	**$ 684,433**
Efficiency ratio (GAAP)	52.26%	65.16%	62.09%	61.32%	57.46%	61.91%
Adjusted operating efficiency ratio (FTE) (non-GAAP)	48.64%	49.68%	53.31%	54.15%	54.68%	54.52%

Atlantic Union Bankshares

34

35 RECONCILIATION OF NON-GAAP DISCLOSURES The Company believes net interest income (FTE), interest income (FTE), investment income (FTE), total revenue (FTE), earning asset income (FTE), total adjusted revenue (FTE), which are used in computing net interest margin (FTE), core net interest margin (FTE), loan yield (FTE), investment yield (FTE), earning asset yield (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin, loan yield, investment yield, earning asset yield, and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. NET INTEREST MARGIN, LOAN YIELD, INVESTMENT YIELD AND EARNING ASSET YIELD (Dollars in thousands) For the three months ended June 30, 2026 March 31, 2026 Net interest income (GAAP) $ 325,118 $ 312,373 FTE adjustment 4,561 4,550 Net interest income (FTE) (non-GAAP) $ 329,679 $ 316,923 Noninterest income (GAAP) 90,248 54,783 Total revenue (FTE) (non-GAAP) $ 419,927 $ 371,706 Net interest income (FTE) (non-GAAP) $ 329,679 $ 316,923 Purchase accounting adjustments 39,939 32,714 Core net interest income (FTE) (non-GAAP) $ 289,740 $ 284,209 Average earning assets $ 33,544,840 $ 33,377,790 Net interest margin (GAAP) 3.89% 3.80% Net interest margin (FTE) (non-GAAP) 3.94% 3.85% Core net interest margin (FTE) (non-GAAP) 3.46% 3.45% Loan interest income (GAAP) $ 436,309 $ 419,129 FTE adjustment 2,199 2,170 Loan interest income (FTE) (non-GAAP) $ 438,508 $ 421,299 Average LHFI $ 28,243,611 $ 27,830,037 Loan yield (GAAP) 6.20% 6.11% Loan yield (FTE) (non-GAAP) 6.23% 6.14% Investment interest income (GAAP) $ 47,856 $ 49,961 FTE adjustment 2,362 2,380 Investment interest income (FTE) (non-GAAP) $ 50,218 $ 52,341 Average securities $ 4,976,527 $ 5,207,502 Investment yield (GAAP) 3.86% 3.89% Investment yield (FTE) (non-GAAP) 4.05% 4.08% Total earning assets interest income (GAAP) $ 486,828 $ 471,735 FTE adjustment 4,561 4,550 Total earning assets interest income (FTE) (non-GAAP) $ 491,389 $ 476,285 Average earning assets $ 33,544,840 $ 33,377,790 Earning assets yield (GAAP) 5.82% 5.73% Earning assets yield (FTE) (non-GAAP) 5.88% 5.79%

RECONCILIATION OF NON-GAAP DISCLOSURES

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to include the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable.

TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO

(Dollars in thousands, except per share amounts)

	As of June 30, 2026		As of March 31, 2026	
	Atlantic Union Bankshares	Atlantic Union Bank	Atlantic Union Bankshares	Atlantic Union Bank
Tangible Assets				
Ending Assets (GAAP)	$ 38,099,868	$ 38,016,047	$ 37,315,011	$ 37,224,225
Less: Ending goodwill	1,754,875	1,754,875	1,754,875	1,754,875
Less: Ending amortizable intangibles	284,962	284,962	300,099	300,099
Ending tangible assets (non-GAAP)	$ 36,060,031	$ 35,976,210	$ 35,260,037	$ 35,169,251
Tangible Common Equity				
Ending equity (GAAP)	$ 5,153,414	$ 5,792,358	$ 5,052,316	$ 5,759,867
Less: Ending goodwill	1,754,875	1,754,875	1,754,875	1,754,875
Less: Ending amortizable intangibles	284,962	284,962	300,099	300,099
Less: Perpetual preferred stock	166,357	—	166,357	—
Ending tangible common equity (non-GAAP)	$ 2,947,220	$ 3,752,521	$ 2,830,985	$ 3,704,893
Net unrealized losses on HTM securities, net of tax	$ (29,142)	$ (29,142)	$ (35,456)	$ (35,456)
Accumulated other comprehensive loss (AOCI)	$ (276,793)	$ (276,815)	$ (278,488)	$ (278,514)
Common shares outstanding at end of period	141,924,165		142,060,496	
Average equity (GAAP)	$ 5,125,495	$ 5,771,065	$ 5,068,069	$ 5,759,823
Less: Average goodwill	1,754,875	1,754,875	1,733,527	1,733,527
Less: Average amortizable intangibles	292,322	292,322	307,636	307,636
Less: Average perpetual preferred stock	166,356	—	166,356	—
Average tangible common equity (non-GAAP)	$ 2,911,942	$ 3,723,868	$ 2,860,550	$ 3,718,660
Book value per common share (GAAP)	$ 35.14		$ 34.39	
Tangible book value per common share (non-GAAP)	$ 20.77		$ 19.93	
Tangible book value per common share, ex AOCI (non-GAAP)	$ 22.72		$ 21.89	

Atlantic Union Bankshares

36

37 RECONCILIATION OF NON-GAAP DISCLOSURES Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to include the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable. TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO (Dollars in thousands, except per share amounts) As of June 30, 2026 Atlantic Union Atlantic Union Bankshares Bank Common equity to total assets (GAAP) 13.1% 15.2% Tangible equity to tangible assets (non-GAAP) 8.6% 10.4% Tangible equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP) 8.6% 10.3% Tangible common equity to tangible assets (non-GAAP) 8.2% 10.4% Tangible common equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP) 8.1% 10.3% Tangible common equity to tangible assets, ex AOCI (non-GAAP) 8.9% Leverage Ratio Tier 1 capital $ 3,437,731 $ 4,079,069 Total average assets for leverage ratio $ 35,720,812 $ 35,638,388 Leverage ratio 9.6% 11.4% Leverage ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 8.8% 10.6%

38 RECONCILIATION OF NON-GAAP DISCLOSURES All regulatory capital ratios at June 30, 2026 are estimates and subject to change pending the Company’s filing of its FR Y-9C. In addition to these regulatory capital ratios, the Company adjusts certain regulatory capital ratios to include the impacts of AOCI, which the Company has elected to exclude from regulatory capital ratios under applicable regulations, and net unrealized losses on HTM securities, assuming that those unrealized losses were realized at the end of the period, as applicable. The Company believes that each of these ratios help investors to assess the Company's regulatory capital levels and capital adequacy. RISK-BASED CAPITAL RATIOS (Dollars in thousands) As of June 30, 2026 Atlantic Union Bankshares Atlantic Union Bank Risk-Based Capital Ratios Net unrealized losses on HTM securities, net of tax $ (29,142) $ (29,142) Accumulated other comprehensive loss (AOCI) $ (276,793) $ (276,815) Common equity tier 1 capital $ 3,271,375 $ 4,079,069 Tier 1 capital $ 3,437,731 $ 4,079,069 Total capital $ 4,445,769 $ 4,384,167 Total risk-weighted assets $ 31,420,871 $ 31,340,115 Common equity tier 1 capital ratio 10.4% 13.0% Common equity tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 9.4% 12.0% Tier 1 capital ratio 10.9% 13.0% Tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 10.0% 12.0% Total capital ratio 14.1% 14.0% Total capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 13.2% 13.0%

39 RECONCILIATION OF NON-GAAP DISCLOSURES Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally. Adjusted operating measures exclude, as applicable, merger-related costs, gain on sale of securities, gain on sale of equity interest in Bearing Insurance and amortization of intangible assets. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations. OPERATING MEASURES (Dollars in thousands) For the three months ended June 30, 2026 March 31, 2026 Return on average assets (ROA) Average assets (GAAP) $ 37,433,973 $ 37,254,857 ROA (GAAP) 1.73% 1.33% Adjusted operating ROA (non-GAAP) 1.47% 1.41% Return on average equity (ROE) Adjusted operating earnings available to common shareholders (non-GAAP) $ 134,020 $ 126,152 Plus: Amortization of intangibles, tax effected 11,957 12,202 Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP) $ 145,977 $ 138,354 Average equity (GAAP) $ 5,125,495 $ 5,068,069 Less: Average goodwill 1,754,875 1,733,527 Less: Average amortizable intangibles 292,322 307,636 Less: Average perpetual preferred stock 166,356 166,356 Average tangible common equity (non-GAAP) $ 2,911,942 $ 2,860,550 ROE (GAAP) 12.60% 9.78% Return on tangible common equity (ROTCE) Net Income available to common shareholders (GAAP) $ 158,046 $ 119,198 Plus: Amortization of intangibles, tax effected 11,957 12,202 Net Income available to common shareholders before amortization of intangibles (non-GAAP) $ 170,003 $ 131,400 ROTCE (non-GAAP) 23.42% 18.63% Adjusted operating ROTCE (non-GAAP) 20.11% 19.62%

RECONCILIATION OF NON-GAAP DISCLOSURES

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally. Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, strategic cost savings initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts and charges for exiting certain leases), strategic branch closing and related facility consolidation costs (principally composed of real estate, leases and other asset write downs, as well as severance and expense reduction initiatives), the net loss related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), deferred tax asset write-down, CECL Day 1 non-PCD loans and RUC provision expense, gain (loss) on sale of securities, gain on sale-leaseback transaction, gain on CRE loan sale, gain on sale of DHFB, gain on sale of equity interest in CSP, gain on sale of equity interest in Bearing Insurance, and gain on the sale of Visa, Inc. Class B common stock. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company's operations.

OPERATING MEASURES

	For the six months ended	For the years ended				
(Dollars in thousands, except per share amounts)	June 30, 2026	2025	2024	2023	2022	2021
Return on assets (ROA)						
Average assets	$ 37,344,910	$ 34,380,986	$ 23,862,190	$ 20,512,402	$ 19,949,388	$ 19,977,551
ROA (GAAP)	1.53%	0.80%	0.88%	0.98%	1.18%	1.32%
Adjusted operating ROA (non-GAAP)	1.44%	1.33%	1.11%	1.14%	1.16%	1.43%
Return on equity (ROE)						
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 260,173	$ 444,842	$ 252,826	$ 221,238	$ 219,011	$ 273,306
Plus: Amortization of intangibles, tax effected	24,160	47,138	15,253	6,937	8,544	10,984
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	**$ 284,333**	**$ 491,980**	**$ 268,079**	**$ 228,175**	**$ 227,555**	**$ 284,290**
Average equity (GAAP)	5,096,940	4,446,839	2,971,111	2,440,525	2,465,049	2,725,330
Less: Average goodwill	1,744,260	1,592,391	1,139,422	925,211	930,315	935,560
Less: Average amortizable intangibles	299,937	277,977	73,984	22,951	34,627	49,999
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	**$ 2,886,387**	**$ 2,410,115**	**$ 1,591,349**	**$ 1,326,007**	**$ 1,333,751**	**$ 1,573,415**
ROE (GAAP)	11.20%	6.16%	7.04%	8.27%	9.51%	9.68%
Return on tangible common equity (ROTCE)						
Net Income available to common shareholders (GAAP)	$ 277,245	$ 261,847	$ 197,263	$ 189,950	$ 222,642	$ 252,049
Plus: Amortization of intangibles, tax effected	24,160	47,138	15,253	6,937	8,544	10,984
Net Income available to common shareholders before amortization of intangibles (non-GAAP)	**$ 301,405**	**$ 308,965**	**$ 212,516**	**$ 196,887**	**$ 231,186**	**$ 263,033**
ROTCE (non-GAAP)	21.06%	12.82%	13.35%	14.85%	17.33%	16.72%
Adjusted operating ROTCE (non-GAAP)	19.86%	20.41%	16.85%	17.21%	17.06%	18.07%

Atlantic Union Bankshares

40

41 RECONCILIATION OF NON-GAAP DISCLOSURES Adjusted operating pre-tax pre-provision earnings (FTE) excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, merger-related costs, gain on sale of securities, and gain on sale of equity interest in Bearing Insurance. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations. ADJUSTED OPERATING PRE-TAX PRE-PROVISION EARNINGS (FTE) (Dollars in thousands) For the three months ended June 30, 2026 March 31, 2026 Net interest income (GAAP) $ 325,118 $ 312,373 FTE adjustment 4,561 4,550 Net interest income (FTE)(non-GAAP) $ 329,679 $ 316,923 Noninterest income (GAAP) 90,248 54,783 Total revenue (FTE)(non-GAAP) $ 419,927 $ 371,706 Less: Noninterest expense (GAAP) 199,136 209,810 Pre-tax pre-provision earnings (FTE)(non-GAAP) $ 220,791 $ 161,896 Plus: Merger-related costs — 9,034 Less: Gain on sale of securities 4 2 Less: Gain on sale of equity interest in Bearing Insurance 32,350 — Adjusted operating pre-tax pre-provision earnings (FTE)(non-GAAP) $ 188,437 $ 170,928